SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 ----------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) DECEMBER 19, 1997

                               MERISEL, INC.
           (Exact name of registrant as specified in its charter)

   DELAWARE                    0-17156           95-4172359
 (State or other             (Commission       (I.R.S. Employer
 jurisdiction of             File Number)      Identification No.)
 incorporation or
 organization)

   200 Continental Boulevard, El Segundo, California       90245-0948
      (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code (310) 615-3080



Item 1.  CHANGE OF CONTROL OF REGISTRANT

On December 19, 1997, Merisel, Inc. (the "Company") issued the press release attached hereto as Exhibit 99.1 announcing that, as of such date, Phoenix Acquisition Company II, L.L.C. ("Phoenix") acquired 44,014,379 shares of the common stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to the conversion (the "Conversion") of the $133,803,714.30 principal balance of the Convertible Promissory Note, dated September 19, 1997 (as amended and restated, the "Convertible Note"), of the Company and Merisel Americas, Inc., a wholly owned operating subsidiary of the Company ("Merisel Americas"). As a result of the Conversion, Phoenix's ownership interest in the Company increased to an aggregate of 50,000,000 shares of Common Stock, which represented approximately 62.4% of the outstanding Common Stock as of the close of business on December 19, 1997. The Common Stock is the only class of securities of the Company entitled to vote in the election of directors of the Company.

The Convertible Note was issued pursuant to the Stock and Note Purchase Agreement, dated September 19, 1997, by and among the Company, Merisel Americas and Phoenix (as amended, the "Stock and Note Purchase Agreement"). Pursuant to the Stock and Note Purchase Agreement, on September 19, 1997, Phoenix acquired the Convertible Note, in an initial principal amount of $137,100,000, as well as 4,901,316 shares of Common Stock (the "Purchased Shares") for an aggregate purchase price of $152,000,000. On October 10, 1997, Phoenix exercised its option to convert $3,296,285.70 principal amount of the Convertible Note into 1,084,305 shares of Common Stock, which reduced the outstanding principal amount of the Convertible Note to $133,803,714.30. On December 19, 1997, the Company's stockholders ("Stockholders") approved the Conversion at a special meeting of Stockholders and the Conversion was consummated.

Phoenix is a Delaware limited liability company whose sole member is Stonington Capital Appreciation 1994 Fund, L.P. (the "Fund"). The Fund is managed by Stonington Partners, Inc., a Delaware corporation and a New York-based private investment firm ("Stonington"), and was organized by Stonington to finance investments in industrial and other companies. Through the Fund, Stonington raised the consideration required for Phoenix to acquire the Convertible Note and the Purchased Shares. The Fund's principal investors include major pension funds, United States and foreign banks, insurance companies and corporations.

Subsequent to the consummation of the Conversion, the board of directors of the Company was reconstituted to consist of three pre-Conversion directors (Mr. Dwight A. Steffensen, Dr. Arnold Miller and Mr. Lawrence J.
Schoenberg), three Phoenix designees (Messrs. Albert J. Fitzgibbons III, Bradley J. Hoecker and Stephen M. McLean), two additional management nominees (Messrs. James E. Illson and Robert J. McInerney) and one additional independent director (Mr. Thomas P. Mullaney).


Item 5.         OTHER EVENTS

Prior to the Conversion, the Company had been notified by The Nasdaq Stock Market, Inc. ("Nasdaq") that it was no longer in compliance with Nasdaq's net tangible assets test (the "Net Assets Test") required for continued listing on the Nasdaq National Market. In order for the Company to avoid the de-listing of its securities from the Nasdaq National Market, Nasdaq required the Company to make a public filing by December 31, 1997 with Nasdaq and the Securities and Exchange Commission demonstrating compliance with the Net Assets Test.

Attached hereto as Exhibit 99.2 is the balance sheet of the Company for the fiscal month ended November 30, 1997, including pro forma adjustments for the Conversion and related transactions (the "Balance Sheet"). The Balance Sheet is required by Nasdaq and indicates that, on a pro forma basis, the Company had greater than the required $4,000,000 in net tangible assets as of the end of such fiscal month and, therefore, demonstrates compliance with the Net Assets Test. As of immediately following the Conversion, the Company was in compliance with the Net Assets Test and all other listing criteria of the Nasdaq National Market.

The Company's November fiscal month ended on the four-week period ended November 22, 1997. For clarity of presentation, the Company has presented the Balance Sheet as of November 30, 1997.


Item 7.         FINANCIAL STATEMENTS AND EXHIBITS

         (c)    Exhibits

         99.1   Press release dated December 19, 1997.

         99.2 November 30, 1997 balance sheet of the Company including pro forma adjustments for the Conversion and related transactions.



                                 SIGNATURE


                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly autho rized.

                                               MERISEL, INC.


Date:  December 23, 1997                       By:  /s/  KAREN A. TALLMAN
                                                   -----------------------
                                                   Karen A. Tallman
                                                   Vice President, General
                                                     Counsel and Secretary